Exhibit 10.13

INTEGRATED ELECTRICAL SERVICES

1800 WEST LOOP SOUTH, SUITE 500

HOUSTON, TEXAS 77027

[Date]

Nonqualified Stock Option Agreement

«First_Name» «I» «Last_Name»

«Address_Line_1»

«City», «St» «Zip»

Dear Optionee:

I am pleased to inform you that Integrated Electrical Services, Inc. (the “Company”) has granted you a nonqualified stock option under the Company’s 1997 Stock Plan (the “Plan”) to buy shares of the Common Stock of the Company as follows:

1. NQO Grant #
Grant Date
Option Price per Share
Total Number of Shares Granted

2. Subject to the further provisions of this Agreement, on or after the applicable Vesting Date set forth below, you shall be entitled to exercise, on a cumulative basis, the number of shares of Common Stock determined by multiplying the Total Number of Shares Granted by the designated percentage set forth hereafter:

Vesting Dates	Percentage Exercisable
(1st 1/3 Vesting Date)	33-1/3%
(2nd 1/3 Vesting Date)	66-2/3%
(3rd 1/3 Vesting Date)	100%

To the extent vested, the Option may be exercised in whole or in part or in two or more successive parts; provided, however, that the Option shall not be exercisable following the seventh anniversary of its Grant Date or the earlier termination of such Option as provided herein.

3. The Option may be exercised from time to time by a notice in writing of such exercise which states the Option Grant # set forth above and the number of shares in respect of which the Option is being exercised. Such notice shall be delivered to the Secretary of the Company or addressed to the Secretary of the Company at its corporate offices in Houston,

Texas. An election to exercise shall be irrevocable. The date of exercise shall be the date the notice is hand delivered or received by the Secretary, whichever is applicable.

4. An election to exercise an Option shall be accompanied by the tender of the full purchase price of the shares of Common Stock for which the election is made. Payment may be made (i) in cash or check acceptable to the Company, (ii) shares of Common Stock already owned without any restriction on sale for at least six months, (iii) a combination of the foregoing, or (iv) notice of a “cashless-broker” exercise in accordance with a Company-established policy or program for the same. If you desire to tender already-owned shares of Common Stock as payment, you must notify the Secretary in writing of the notice of exercise of such desire and, subject to the Secretary’s confirmation that you are the record holder of such number of shares, it shall not be necessary for you to tender stock certificates to effectuate such payment of the exercise price. The value of the number of shares tendered to exercise the Option cannot exceed the Option’s exercise price and such tendered shares shall be valued at their fair market value per share on the date of exercise of the Option. In addition, no exercise shall be effective until you have made arrangements satisfactory to the Company to satisfy all applicable tax withholding requirements of the Company with respect to such exercise.

5. The Option is not transferable by you, other than by will or laws of descent and distribution, and may be exercised during your lifetime only by you.

6. In the event of your termination of employment with the Company and its Affiliates, including, if applicable, as a consultant to or a director of any such entity (collectively, a “Termination of Employment”) for any reason other than death or disability, the Option outstanding on such date of Termination of Employment, to the extent vested on such date, may be exercised by you (or, in the event of your subsequent death, by your Heir (as defined below)) within three months following such Termination of Employment, but not thereafter; however, in no event shall the Option be exercisable after the seventh anniversary of the Grant Date. To the extent the Option is not vested on your date of Termination of Employment, the Option shall automatically lapse and be canceled unexercised as of such date. As used herein, “disability” means you are receiving benefits under a long-term disability insurance plan of the Company.

7. In the event of your Termination of Employment by reason of death or disability, the Option shall be fully vested on such date of termination and may be exercised by you or, in the event of your death, by the person to whom your rights shall pass by will or the laws of the descent and distribution (“Heir”), at any time within the one-year period beginning on your date of death or Termination of Employment, but not thereafter; however, in no event shall the Option be exercisable after the seventh anniversary of the Grant Date.

8. This Option is subject to the terms of the Plan, which are hereby incorporated by reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to them in the Plan.

By my signature below I hereby acknowledge receipt of this Option granted on the date shown above, which has been issued to me under the terms and conditions of the Plan and the terms and conditions hereto. I further agree to conform to all of the terms and conditions of the Options and the Plan.

Signature:	Date:
(Optionee Name_First_MI_Last)

INTEGRATED ELECTRICAL SERVICES, INC.

By:
IES Designated Officer Signature